UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2017

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas 75201		c/o InfraREIT, Inc. 1900 North Akard Street Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)		(Mailing Address, Including Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

SDTS Merger Agreement

On July 21, 2017, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), which is a subsidiary of InfraREIT, Inc. (“InfraREIT” and, together with its subsidiaries, the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oncor Electric Delivery Company LLC (“Oncor”), Oncor AssetCo LLC, a newly formed wholly-owned subsidiary of Oncor (“Oncor AssetCo”), Sharyland Utilities, L.P., the Company’s sole tenant (“Sharyland”), and SU AssetCo, L.L.C., a newly formed wholly-owned subsidiary of Sharyland (“SU AssetCo”), pursuant to which, among other things, SDTS will exchange an estimated $400 million of distribution assets for approximately $380 million of transmission assets and $20 million in cash from Oncor, subject to customary adjustments to be made at and following Closing (as defined below).

In order to consummate the transactions contemplated by the Merger Agreement (the “Closing”), SDTS will form a new wholly-owned subsidiary (“SDTS AssetCo”), which will execute a joinder to the Merger Agreement upon its formation. Immediately prior to the Closing, SDTS and SDTS AssetCo will consummate a joint survivor merger under Chapter 10 of the Texas Business Organization Code, as a result of which (i) (x) SDTS’s retail distribution assets, (y) SDTS’s transmission assets in Brady and Celeste, Texas and (z) certain related liabilities (collectively, the “SDTS Asset Package”) will be allocated to SDTS AssetCo and (ii) SDTS will continue to own the transmission assets, substations and retained liabilities that were not allocated to SDTS AssetCo. In addition, immediately prior to the Closing, Oncor will cause certain transmission assets located in west and central Texas and certain related liabilities (collectively, the “Oncor Asset Package”) to be contributed and transferred to Oncor AssetCo. At the Closing, SDTS AssetCo will merge with and into Oncor, with Oncor surviving (the “SDTS Merger”), and Oncor AssetCo will merge with and into SDTS, with SDTS surviving (the “Oncor Merger” and, together with the SDTS Merger, the “SDTS Merger Transactions”), as a result of which Oncor will acquire the SDTS Asset Package and SDTS will acquire the Oncor Asset Package, respectively. The actual assets exchanged and cash received pursuant to the SDTS Merger Transactions are expected to change based on the difference between the current net book value of the Oncor Asset Package and/or the SDTS Asset Package and their actual net book value as of the Closing, as provided in the Merger Agreement, although the Company does not expect any such change to be material.

The SDTS Merger Transactions are structured to qualify, in part, as a simultaneous tax deferred like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended). At the Closing, it is expected that Sharyland will lease the Oncor Asset Package from SDTS on terms to be negotiated by the parties that will be similar to the terms of the existing lease agreements between them (the “Leases”).

Additionally, under the Merger Agreement, concurrently with the SDTS Merger Transactions, SU AssetCo will merge with and into Oncor, with Oncor surviving (the “SU Merger” and, together with the SDTS Merger Transactions, the “Transactions”), as a result of which Oncor will acquire certain of Sharyland’s personal property used in connection with the operation of the SDTS Asset Package and all of Sharyland’s rights to provide retail electric delivery service in the geographic area currently certificated to Sharyland for approximately $4 million in cash, after taking into account estimates of certain customary adjustments to be made at and following the Closing.

The Merger Agreement contains customary representations and warranties, as well as various customary covenants and agreements, including a covenant by SDTS not to make any capital expenditure with respect to the SDTS Asset Package that is not contemplated by the capital expenditure forecast provided to Oncor, except to the extent that any such capital expenditure is reasonably necessary to fulfill its obligations as a regulated utility.

The consummation of the SDTS Merger Transactions is subject to the satisfaction of a number of conditions, including, but not limited to, (i) the approval by the Public Utility Commission of Texas (the “PUCT”) of (x) the Transactions, (y) the dismissal of SDTS and Sharyland’s pending rate case (the “Rate Case”) and (z) Oncor’s rate case settlement, in each case on terms consistent with those proposed by the relevant parties (the “Regulatory Conditions”); (ii) Oncor’s parent company obtaining the consent of the U.S. Bankruptcy Court for the District of Delaware with respect to the Transactions; (iii) SDTS obtaining certain consents from its lenders; (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the concurrent closing of the SU Merger; and (vi) other customary closing conditions.

Under the terms of the Merger Agreement, SDTS, Sharyland or Oncor may terminate the Merger Agreement (i) if the Transactions have not occurred on or before March 18, 2018, subject to extension by any of the parties by no more than the lesser of (x) 90 days or (y) 45 days following receipt of the necessary approval of the Regulatory Conditions by the PUCT; or (ii) upon the occurrence of other customary specified conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Side Letter

In connection with the Merger Agreement, on July 21, 2017, SDTS and Sharyland entered into a letter agreement (the “Side Letter”) pursuant to which they agreed to certain terms and conditions (i) to address the actual or potential conflicts of interest arising between SDTS and Sharyland in connection with the Transactions (the “Conflicts Matters”), in light of the parties’ relative rights and obligations under the Leases and (ii) setting forth certain other agreements between them related to the Merger Agreement and the Transactions. Specifically, the Side Letter includes, among other things, (a) certain representations and warranties of Sharyland that correspond to representations and warranties of SDTS under the Merger Agreement relating to certain matters for which SDTS relies, in whole or in part, upon Sharyland under the Leases and as operator of the assets; (b) a mutual covenant of SDTS and Sharyland to not take actions that would cause the other party to breach the Merger Agreement; and (c) an allocation of expenses incurred in connection with the Transactions. The Side Letter also provides that SDTS and Sharyland will amend the Leases at Closing to reflect SDTS rights related to funding and ownership of future capital expenditure rights in the service territory previously certificated to Sharyland and will cooperate to resolve other matters arising in connection with the Transactions, including evidencing the release of the SDTS Asset Package from the Leases upon the Closing.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Side Letter, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Relationships

As more fully described in the section entitled “Transactions with Related Persons” included in InfraREIT’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2017, which section is incorporated herein by reference, Sharyland is privately-owned by Hunter L. Hunt and other members of the family of Ray L. Hunt and is controlled by Hunter L. Hunt. Ray L. Hunt and Hunter L. Hunt indirectly control Hunt Consolidated, Inc., which is deemed to be a beneficial owner of more than 5% of InfraREIT’s common stock and indirectly owns the Company’s external manager. Hunter L. Hunt also serves on the InfraREIT Board of Directors (the “Board”). To address the actual or potential conflicts of interest arising between SDTS and Sharyland in connection with the Transactions, the Conflicts Committee of the Board reviewed the Conflicts Matters and the Side Letter and approved, and recommended that the Board approve, the Conflicts Matters and SDTS’s entry into the Side Letter.

Important Additional Information

The foregoing summaries of the principal terms of the Merger Agreement and Side Letter (collectively, the “Agreements”) have been included to provide stockholders with information regarding their terms. These summaries are not intended to provide any other factual information about the Company, Sharyland, Oncor or their respective subsidiaries, affiliates, businesses, assets or liabilities. The representations, warranties and covenants contained in the Agreements were made solely for purposes of the Agreements and as of specific dates; were solely for the benefit of the parties to the Agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. In addition, such representations, warranties and covenants (i) will not survive consummation of the Transactions, unless otherwise specified in the applicable Agreement, and (ii) were made only as of the date of the Agreements or such other date as is specified in the Agreements. Stockholders are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sharyland, Oncor or their respective subsidiaries, affiliates, businesses, assets or liabilities. Moreover, information relating to the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in InfraREIT’s public disclosures. The Agreements should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Agreements and the Transactions contained in other filings by InfraREIT with the Commission.

Item 7.01. Regulation FD Disclosure.

On July 24, 2017, InfraREIT issued a press release (the “Press Release”) announcing the execution of the Merger Agreement and the Rate Case Dismissal Stipulation (as defined below). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report and will be available under the “Investor Relations” section on the InfraREIT website at www.InfraREITInc.com.

Additionally, on July 24, 2017, InfraREIT is hosting a telephone conference during which members of management will discuss the Transactions. A copy the slide deck presentation will be available under the “Investor Relations” section on the InfraREIT website at www.InfraREITInc.com.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.

Rate Case Dismissal Stipulation

Concurrently with the execution of the Merger Agreement, Sharyland and SDTS also entered into an agreement with certain parties to the Rate Case (the “Rate Case Dismissal Stipulation”), which, if approved by the PUCT, would result in the dismissal of the Rate Case upon consummation of the Transactions. Upon the dismissal of the Rate Case, Sharyland’s current regulatory parameters will remain in place until the next rate case and SDTS and Sharyland will continue operating under their existing regulatory structure. The Rate Case Dismissal Stipulation preserves the right of the parties to the Rate Case to address in a future proceeding all issues not mooted by the Transactions, including the threshold legal and policy issues previously raised by the PUCT. Under the terms of the Rate Case Dismissal Stipulation, Sharyland and SDTS would be required to file a new rate case in the calendar year 2020, based on a test year ending December 31, 2019.

In connection with the Rate Case Dismissal Stipulation, Sharyland has agreed to provide a reduction in delivery rates for residential customers in its Stanton, Brady and Celeste (“SBC”) divisions until the Closing or, if the Transactions do not close, until a final Rate Case resolution. The interim rate reduction is expected to decrease Sharyland’s retail distribution revenue requirement (on an annualized basis) for the SBC divisions by approximately $3 million.

The foregoing description of the Rate Case Dismissal Stipulation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rate Case Dismissal Stipulation, a copy of which is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

STM Stipulation

Under the terms of the Merger Agreement, SDTS, Sharyland and Oncor are required to file with the PUCT a joint application for sale, transfer, or merger (the “STM Application”) with respect to the Transactions no later than August 4, 2017. Accordingly, concurrently with the execution of the Merger Agreement, SDTS, Sharyland and Oncor entered into an agreement with key parties to the Rate Case and the pending Oncor rate case (the “STM Stipulation”) that provides, among other things, that all of the signatories to the STM Stipulation resolve all issues among them related to the STM Application and request approval by the PUCT of the Transactions and the entry of an order that reflects various regulatory findings and determinations in connection therewith.

The foregoing description of the STM Stipulation does not purport to be complete and is qualified in its entirety by reference to the complete text of the STM Stipulation, a copy of which is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Other

If the Transactions are consummated, transmission assets will constitute approximately 90% of the Company’s rate base, and Sharyland will exit the retail distribution business. The Company will continue to focus on owning regulated transmission assets with long lives, low operating risks and stable cash flows consistent with the characteristics of its current portfolio. Further, if the Rate Case is dismissed, certain of the risks and uncertainties arising in connection with the Rate Case will be reduced, mitigated or deferred until a future date. However, certain risks and uncertainties may arise as a result of the Transactions and the changes in the composition of the Company’s asset portfolio, including increased variability in the Company’s growth rate and reduced near-term capital expenditures. Additionally, certain of the issues raised in the current Rate Case may again be raised in a future rate case, and the outcome or resolution of those issues in the future cannot be predicted. A discussion of certain of these risks and uncertainties is included in InfraREIT’s filings with the Commission from time to time.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the Company’s expectations regarding the dismissal of the Rate Case and the consummation of the Transactions.

Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) the failure to obtain PUCT approval of the Rate Case dismissal on terms consistent with the Rate Case Dismissal Stipulation, (ii) the failure to obtain regulatory or bankruptcy court approval for the Transactions or (iii) the failure to consummate the Transactions due to other unsatisfied closing conditions.

Any forward-looking statement made by the Company in this report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

2.1*	—	Agreement and Plan of Merger, dated as of July 21, 2017, by and among Sharyland Distribution & Transmission Services, L.L.C., Sharyland Utilities, L.P., SU AssetCo, L.L.C., Oncor Electric Delivery Company LLC and Oncor AssetCo LLC.

10.1	—	Letter Agreement, dated as of July 21, 2017, by and between Sharyland Distribution & Transmission Services, L.L.C. and Sharyland Utilities, L.P.

99.1	—	Press release, dated July 24, 2017.

99.2	—	Unopposed Stipulation Regarding Dismissal of Docket No. 45414.

99.3	—	Unopposed Stipulation and Settlement Agreement.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: July 24, 2017	By:	/s/ Stacey H. Doré
Stacey H. Doré
Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

2.1*	—	Agreement and Plan of Merger, dated as of July 21, 2017, by and among Sharyland Distribution & Transmission Services, L.L.C., Sharyland Utilities, L.P., SU AssetCo, L.L.C., Oncor Electric Delivery Company LLC and Oncor AssetCo LLC.

10.1	—	Letter Agreement, dated as of July 21, 2017, by and between Sharyland Distribution & Transmission Services, L.L.C. and Sharyland Utilities, L.P.

99.1	—	Press release, dated July 24, 2017.

99.2	—	Unopposed Stipulation Regarding Dismissal of Docket No. 45414.

99.3	—	Unopposed Stipulation and Settlement Agreement.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.